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                       SECURITIES AND EXCHANGE COMMISSION
                 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                   FUTECH INTERACTIVE PRODUCTS (DELAWARE) INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                       APPLIED FOR
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

         2999 NORTH 44TH STREET, SUITE 225, PHOENIX, ARIZONA 85018-7247
            (Address of principal executive offices)   (Zip Code)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

     Securities Act registration statement file number to which this form relates: 333-80131(if applicable).


         SECURITIES TO REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
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
         COMMON STOCK, $.0001 PAR VALUE     THE NASDAQ SMALLCAP MARKET
          PER SHARE

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               Registrant's Registration Statement on Form S-4 under the Securities Act of 1933, No.333-80131, filed on June 7, 1999, is incorporated herein by reference, including specifically the "DESCRIPTION OF NEW FUTECH CAPITAL STOCK" appearing on pages 74 of the Prospectus contained therein.



ITEM 2.   EXHIBITS.

          NONE.
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        (Registrant)  FUTECH INTERACTIVE PRODUCTS
                                      (DELAWARE) INC.



Date: June 18, 1999                   By:   /s/ Vincent w. Goett
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                                            Vincent W. Goett
                                            President,Chief Executive Officer,
                                            Chairman of the Board and Director